UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    January 23, 2019 (January 22, 2019)

CRAWFORD & COMPANY

(Exact name of registrant as specified in its charter)

Georgia	1-10356	58-0506554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

5335 Triangle Parkway, Peachtree Corners, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 300-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 22, 2019, Crawford & Company (the “Company”) entered into Stock Purchase Agreements (the “Purchase Agreements”) with each of Linda Kossen Crawford and Suzanne Crawford Dennis as co-trustees of the Linda Kossen Crawford 2018 Annuity Trust, Linda Kossen Crawford and Suzanne Crawford Dennis as co-trustees of the Linda Kossen Crawford Revocable Trust of 2013, and Suzanne Crawford Dennis as trustee of the Suzanne Crawford Dennis Revocable Trust of 2005 (collectively, the “Sellers”), pursuant to which the Company repurchased an aggregate of 421,427 shares of the Company’s Class A Common Stock, par value $1.00 per share, and 1,376,889 shares of the Company’s Class B Common Stock, par value $1.00 per share (collectively, the “Shares”) from the Sellers. Pursuant to the Purchase Agreements, the Company paid a purchase price of $9.10 per Share, for an aggregate purchase price of $16,364,675.60.

The foregoing description of the Purchase Agreements is qualified in its entirety by reference to the Stock Purchase Agreements, the form of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 8.01	Other Events.

On January 23, 2019, the Company issued a press release announcing the repurchase of the Shares. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Report:

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement entered into as of January 22, 2019 by and between Crawford & Company and the other parties thereto

99.1	Press Release issued by the Company dated January 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ Joseph O. Blanco
Name: Joseph O. Blanco Title: SVP, General Counsel

Date: January 23, 2019